UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2022

SJW Group

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-8966	77-0066628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 279-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SJW	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 6, 2022, Connecticut Water Services, Inc. (“CTWS”) and The Connecticut Water Company (“CWC”) and Maureen Westbrook, President of CTWS and CWC and Chief Executive Officer of The Maine Water Company, entered into an amendment (the “Amendment”) to Ms. Westbrook’s Amended and Restated Employment Agreement (the “Employment Agreement”). The Amendment was approved by the Executive Compensation Committee (the “Committee”) of the Board of Directors of SJW Group (the “Company”) and the Board of Directors of CTWS on October 5, 2022. Pursuant to the Amendment, (i) the term of Ms. Westbrook’s employment under the Employment Agreement is extended from October 9, 2022 to January 31, 2023, (ii) Ms. Westbrook’s annual base salary remains at the current rate of $413,749.96 with no further reviews or increases, (iii) Ms. Westbrook’s annual bonus for the 2022 calendar year will be based on attainment of performance goals and continued service, and (iv) Ms. Westbrook is not eligible to receive an annual bonus for the 2023 calendar year.

In addition to the foregoing, the Amendment provides that Ms. Westbrook’s unvested time-based restricted stock unit awards (“RSUs”) and performance-based restricted stock unit awards (“PSUs”) shall continue to vest based on continued service and attainment of performance for PSUs. All unvested awards will be forfeited on January 31, 2023, unless otherwise approved by the Committee and the Board of Directors of CTWS. Ms. Westbrook is not eligible to receive any new equity awards.

If Ms. Westbrook’s employment is terminated without cause or by reason of disability or death prior to January 31, 2023, she will be eligible to receive severance payments and benefits as set forth in the Employment Agreement using a multiplier based on the period remaining in the extension period. She will not be eligible to receive any severance payments or benefits under certain terms of the Employment Agreement if she terminates voluntarily.

The foregoing summary is qualified in its entirety by the full texts of the Amendment, which is filed herewith as Exhibit 10.1 and incorporated into this Form 8-K by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit No.	Description

10.1	Amendment Letter, effective October 6, 2022, to the Amended and Restated Employment Agreement of Maureen Westbrook.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SJW GROUP

Date: October 6, 2022	/s/ James P. Lynch
James P. Lynch, Chief Accounting Officer